UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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NN, INC.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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April 5, 2012

Dear Shareholder:

You are cordially invited to attend the 2012 Annual Meeting of NN, Inc., which will be held on May 17, 2012, at 10:00 a.m., local time, at the Renaissance Charleston Hotel, 68 Wentworth Street, Charleston, SC 29401.

The business to be conducted at the Annual Meeting is described in the attached Notice of Meeting and Proxy Statement. You are urged to read the Proxy Statement carefully before completing the enclosed proxy card.

To assure your representation at the meeting, please mark, date and sign the proxy card and return it in the enclosed envelope at your earliest convenience, whether or not you plan to attend the meeting. If you attend the Annual Meeting, you may revoke your proxy and vote in person if you so desire. Management will not conduct a formal presentation at this year’s meeting.

Sincerely,

Roderick R. Baty
Chairman and Chief Executive Officer

NN, Inc.

2000 Waters Edge Drive, Building C, Suite 12

Johnson City, TN 37604

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Notice is hereby given that the Annual Meeting of Shareholders of NN, Inc., a Delaware corporation, will be held on May 17, 2012, at 10:00 a.m., local time, at Renaissance Charleston Hotel, 68 Wentworth Street, Charleston, SC 29401. At the meeting, our shareholders will vote on the following:

(1)	Election of two Class II directors to serve for a term of three years;

(2)	Advisory resolution to approve executive compensation;

(3)	Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s registered independent public accounting firm for the fiscal year ending December 31, 2012; and

(4)	Other business as properly may come before the meeting.

Details regarding these matters are contained in the accompanying Proxy Statement.

Holders of record of Common Stock, as defined in the Proxy Statement, at the close of business on March 26, 2012, are entitled to notice of and to vote at the Annual Meeting.

YOUR VOTE IS VERY IMPORTANT. REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY VOTE BY TELEPHONE, BY INTERNET, OR COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED AT THE ANNUAL MEETING.

By Order of the Board of Directors,

William C. Kelly, Jr.

Vice President, Chief Administrative Officer and Secretary

Johnson City, Tennessee

April 5, 2012

NN, INC.

PROXY STATEMENT

FOR

2012 ANNUAL MEETING OF SHAREHOLDERS

Proxies are being solicited by the board of directors of NN, Inc. (the “Company”), in connection with the annual meeting of shareholders to be held on May 17, 2012 at the Renaissance Charleston Hotel, 68 Wentworth Street, Charleston, SC 29401 (the “Annual Meeting”), for the purpose of considering and acting upon the matters set forth in the foregoing Notice of Annual Meeting of Shareholders (the “Notice”). Shareholders of record of the Company’s common stock, par value $0.01 per share (“Common Stock”), as of the close of business on March 26, 2012, will be entitled to vote at the meeting. On March 26, 2012 (the “Record Date”), 17,023,932 shares of Common Stock were issued and outstanding.

The entire cost of this proxy solicitation is being paid by the Company. In addition to solicitation by mail, officers and employees of the Company, without additional remuneration, may solicit proxies by telephone, facsimile transmission or personal contact. Brokerage houses, banks, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of shares held by them of record and will be reimbursed by the Company for their expenses in so doing.

The SEC’s rules regarding the delivery of proxy materials to shareholders permit us to deliver a single copy of these documents to an address shared by two or more of our shareholders. This method of delivery is called “householding,” and can significantly reduce our printing and mailing costs. It also reduces the volume of mail you receive. This year, we are delivering only one set of proxy materials to multiple shareholders sharing an address, unless we receive instructions to the contrary from one or more of the shareholders. We will still be required, however, to send you and each other shareholder at your address an individual proxy voting card. If you would like to receive more than one set of proxy materials, we will promptly send you additional copies upon written or oral request directed to our Secretary at 2000 Waters Edge Drive, Building C, Suite 12, Johnson City, Tennessee 37604 or 423-743-9151. The same address and phone number may be used to notify us that you wish to receive a separate set of proxy materials in the future, or to request delivery of a single copy of our proxy materials if you are receiving multiple copies.

The mailing address of the Company’s executive office is 2000 Waters Edge Drive, Building C, Suite 12, Johnson City, Tennessee 37604. This Proxy Statement and the form of proxy were mailed to shareholders on or about April 5, 2012.

Voting; Quorum; Proxies

Each share of Common Stock outstanding on the Record Date is entitled to one vote on each matter submitted to a vote of shareholders at the Annual Meeting. A quorum for the conduct of business is established when the holders of at least a majority of the outstanding shares of Common Stock entitled to vote in the election of directors is present at the meeting or is represented by proxy. Abstentions and broker non-votes will be included in the number of shares considered present at the meeting for the purpose of determining whether there is a quorum. Representatives of the Company will serve as inspectors of election for the Annual Meeting.

Shares represented by a properly executed proxy will be voted at the Annual Meeting in the manner specified. In the absence of specific instructions, shares represented by a properly executed proxy will be voted for each of the nominees for election to the board of directors (“Board”) named herein, for the advisory resolution to approve executive compensation, and for ratification of the selection of PricewaterhouseCoopers LLP to serve as the Company’s registered independent public accounting firm for 2012.

The Board does not now intend to bring before the Annual Meeting any matters other than those disclosed in the Notice, and it is not aware of any business that any other persons intend to bring before the Annual Meeting. Should any such matter requiring a vote of the shareholders arise, the enclosed form of proxy confers upon the persons named therein the discretionary authority to vote the shares represented by the proxy as they deem appropriate.

A proxy may be revoked at any time before it is exercised by delivery to the Secretary of the Company of a written revocation or a subsequently dated proxy and will be deemed revoked if the shareholder votes in person at the Annual Meeting.

Required Vote

Proposal I: Election of Directors. Directors are elected by a plurality of the votes cast in person or by proxy. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election.

Proposal II: Advisory Resolution to Approve Executive Compensation. To be approved, this matter must receive the affirmative vote of the majority of the shares present in person or by proxy and entitled to vote on the matter. Abstentions will have the effect of “no” votes on this matter. A broker non-vote will have no impact on the vote for this proposal.

Proposal III: Ratification of Registered Independent Public Accounting Firm. To be approved, this matter must receive the affirmative vote of the majority of the shares present in person or by proxy and entitled to vote on the matter. Abstentions will have the effect of “no” votes on this matter. There will not be a broker non-vote with regard to this proposal.

Submission of Shareholder Proposals

Any shareholder proposal intended to be presented at next year’s Annual Meeting must be received by the Company at its executive offices not later than December 15, 2012 in order to be considered for inclusion in the Company’s proxy statement and form of proxy for such meeting. These proposals should be sent to NN, Inc., Attention: Secretary, 2000 Waters Edge Drive, Building C, Suite 12, Johnson City, Tennessee 37604. Proposals of shareholders not intended for inclusion in the Company’s 2013 proxy statement must be received by the Company in writing no later than February 28, 2013 in order to preclude the Company’s use of its discretionary proxy voting authority to vote on the proposal or nominee if the proponent is present at the 2013 annual meeting.

PROPOSAL I

Election of Directors

The Company’s Certificate of Incorporation provides for the division of the Board into three classes: Class I, Class II and Class III. Only one class of directors is elected at each annual meeting. Each director so elected serves for a three-year term and until his or her successor is elected and qualified, subject to such director’s earlier death, resignation or removal.

Nominees

Two Class II directors will be elected to the Board at the Annual Meeting. The Company has nominated for election Roderick R. Baty, a current director of the Company, and Mr. David L. Pugh, a new nominee. Additional information about each of these nominees can be found under “Information about the Directors” on page 5. The nominees have indicated a willingness to serve as directors if elected, but if either of them should decline or be unable to serve, the persons named as proxies intend to vote all shares in favor of the election of such other persons who may be nominated as replacements by the Board. The Company takes into account diversity considerations in determining the slate of nominees and believes as a group the nominees bring a diverse range of perspective to the Board.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINATED DIRECTORS.

PROPOSAL II

Advisory Resolution To Approve Executive Compensation

At the 2011 Annual Meeting, shareholders expressed their strong preference for an annual advisory vote to approve executive compensation. Accordingly, the Board determined that, every year until the next vote on the frequency of the advisory vote, the Company will hold a vote to approve the Company’s executive compensation on an advisory basis. As such, the Board is asking shareholders to vote on an advisory resolution to approve the Company’s executive compensation as reported in this Proxy Statement. As described in the “Compensation Discussion and Analysis” section of this Proxy Statement, the goal of the Company is to structure its compensation arrangements for executive officers in a manner that will promote the Company’s profitability and enhance long-term shareholder value. In designing its compensation arrangements to achieve this goal, the Company is guided by the following objectives:

•	attracting and retaining qualified and dedicated executives who are essential to the long-term success of the Company;

•	providing compensation packages that are competitive with the compensation arrangements offered by comparable companies, including the Company’s competitors;

•	tying a significant portion of an executive officer’s compensation to the Company’s and the individual’s performance; and

•	directly aligning the interests of management with the interests of the shareholders through stock-based compensation arrangements.

Shareholders are urged to read the “Compensation Discussion and Analysis” beginning on page 13 of this Proxy Statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, appearing on pages 16 through 20, which provide detailed information on the compensation of our Named Executive Officers. The Compensation Committee and the Board believe that the policies and procedures discussed in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our Named Executive Officers reported in this Proxy Statement has contributed to the Company’s recent and long-term success.

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as a matter of good corporate governance, the Company is asking shareholders to approve the following advisory resolution at the 2012 Annual Meeting of Shareholders:

RESOLVED, that the shareholders of NN, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2012 Annual Meeting of Shareholders.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” THE ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION.

PROPOSAL III

Ratification of Selection of Registered Independent Public Accounting Firm

The firm of PricewaterhouseCoopers LLP has been selected by the Audit Committee as the Company’s registered independent public accounting firm for 2012. Although it is not required to do so, the Board has determined that it is desirable to seek shareholders’ ratification of the selection of PricewaterhouseCoopers LLP. If the shareholders should not ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee will reconsider the appointment.

Fees Paid to Registered Independent Public Accounting Firm

During 2011, PricewaterhouseCoopers LLP not only acted as the registered independent public accounting firm for the Company (work related to auditing the annual financial statements for fiscal year 2010 and reviewing the financial statements included in our Forms 10-Q), but also rendered on our behalf tax-related services. The following table sets forth the aggregate fees billed by PricewaterhouseCoopers LLP for audit services rendered in connection with the financial statements and reports for fiscal years 2011 and 2010 and for tax-related services rendered during fiscal years 2011 and 2010 on our behalf, as well as all expenses incurred in connection with these services, which have been or will be billed to us.

	2011	2010

Audit Fees	$1,121,633	$1,303,607
Tax Fees	460,897	404,951

Total	$1,582,530	$1,708,558

In accordance with Securities and Exchange Commission (“SEC”) definitions and rules, “audit fees” are fees billed to the Company for professional services for the audit of the Company’s consolidated financial statements included in Form 10-K and review of financial statements included in Forms 10-Q, and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements and “tax fees” are fees billed for tax compliance, tax advice and tax planning.

Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit and permissible non-audit services to be provided to the Company by its registered independent public accounting firm prior to commencement of services. The Chairman of the Audit Committee has the authority to pre-approve such services up to a specified fee amount and these pre-approved decisions are presented to the full Audit Committee at its next scheduled meeting. Since the effective date of the SEC rules regarding strengthening auditor independence, all of the audit and tax services by PricewaterhouseCoopers LLP were pre-approved in accordance with the Audit Committee’s policies and procedures.

Representatives of PricewaterhouseCoopers LLP will not be present at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

Information about the Directors

On March 22, 2012, the Board approved an increase in the number of seats on the board from six to seven. Robert E. Brunner was appointed to the Board to fill the vacancy created by the addition of a board seat. As such, the Board currently consists of seven directors. The Board has determined that each of the directors and nominees, with the exception of Mr. Baty, qualifies as “independent” as defined by the NASDAQ rules. In making this determination, the Board has concluded that none of these directors has a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The following table sets forth the names of each current director (including the nominees for election), their age, their years of service as a director, the year in which their current term expires and their current positions with the Company. The table is followed by a more detailed biographical description for each director or nominee.

Name	Age	Director Since	Term Expires	Positions with the Company

Roderick R. Baty	58	1995	2012	Chairman of the Board, Chief Executive Officer, President and Director – nominee for re-election
Robert M. Aiken, Jr.	69	2003	2012	Director – passed away on March 10, 2012
Richard G. Fanelli	73	2005	2013	Director
Michael E. Werner	67	1995	2013	Director
G. Ronald Morris	75	1994	2014	Director
David L. Pugh	62	N/A	N/A	Director nominee
Steven T. Warshaw	63	1997	2014	Director
Robert E. Brunner	54	2012	2015	Director – appointed in 2012

Roderick R. Baty became President and Chief Executive Officer of the Company in July 1997 and has been a member of the Board since 1995. Mr. Baty was elected Chairman of the Board in September 2001. He joined the Company in July 1995 as Vice President and Chief Financial Officer and was elected to the Board to fill a vacant seat in August 1995. Prior to joining the Company, Mr. Baty served as President and Chief Operating Officer of Hoover Precision Products from 1990 to January 1995 and as Vice President and General Manager of Hoover Group from 1985 to 1990. Mr. Baty serves on the Board of Alamo Group, Inc., a publicly held company.

Director Nominee for Re-election Qualifications: A member of the Board since 1995, Mr. Baty brings considerable executive leadership and strategic experience to the Board through his past senior executive positions and his long-term services as our Chief Executive Officer. He also brings invaluable industry experience to the Company’s operational initiatives and strategic development.

Robert M. Aiken, Jr. was a member of the Board since 2003. Mr. Aiken retired in December 2003 as President of RMA Consulting, Inc., a management consulting firm he founded in 1998. Prior to this position, Mr. Aiken served as Executive Vice President and Chief Financial Officer of Sunoco, an independent refiner and marketer of petroleum and petrochemical products. Mr. Aiken held this position from 1996 and served as Senior Vice President and Chief Financial Officer from 1990 to 1996. From 1970 to 1990 Mr. Aiken held various financial positions within Sunoco, Inc. Prior to Mr. Aiken joining Sunoco, he held positions with Coopers and Lybrand and earlier with Hershey Foods. Mr. Aiken passed away on March 10, 2012.

Richard G. Fanelli has been a member of the Board since 2005. Mr. Fanelli retired in 2000 from Enthone-OMI, Inc., where he spent the majority of his career. Enthone-OMI, Inc. is a global specialty chemical company that develops, produces and markets high performance coatings for metals and plastics for the electronics, automotive, aerospace and telecommunications industries. Mr. Fanelli served as President and Chief Executive Officer of Enthone-OMI, Inc. from 1992 to his retirement in 2000. Prior to this position, Mr. Fanelli served as President of Enthone-OMI – Europe from 1991 to 1992. From 1989 to 1991, he served as Executive Vice President and Chief Operating Officer of Enthone-OMI – North America. Prior to this position, Mr. Fanelli held a variety of positions within Enthone-OMI, Inc. including positions in sales and marketing and general management. Mr. Fanelli brings significant industry and leadership experience to the Board as well as his knowledge of good corporate governance practices.

Michael E. Werner has been a member of the Board since 1995. Mr. Werner retired in 2009 from Werner & Associates, a management consulting firm that Mr. Werner co-founded in 1982 specializing in manufacturing companies. During the five years prior to starting his business, Mr. Werner served as Director of Strategic Planning and Business Development for the Uniroyal Chemical Company. He also has held positions with the New York Central Company, Western Electric Company and the Continental Group. Mr. Werner’s strategic insight and knowledge of marketing and strategic planning processes developed through a consultant’s perspective has been, and continues to be, valuable to the Board.

G. Ronald Morris has been a member of the Board since 1994. Mr. Morris retired in 1999 from Western Industries, Inc., a contract manufacturer of metal and plastic products. Mr. Morris had served as President, Chief Executive Officer and director of Western Industries, Inc. since July 1991. From 1989 to 1991, Mr. Morris served as Chairman of the Board of Integrated Technologies, Inc., a manufacturer of computer software, and from 1988 to 1989, he served as Vice Chairman of Rexnord Corporation, a manufacturer of mechanical power transmission components and related products, including anti-friction bearings. From 1982 to 1988, Mr. Morris served as President and Chief Executive Officer of PT Components, Inc., a manufacturer of mechanical power transmission components and related products that was acquired by Rexnord Corporation in 1988. Mr. Morris has extensive executive leadership and board experience with technology, precision metal, plastic and bearing manufacturers. He brings to the Board substantial knowledge and expertise in product development and global manufacturing. He also brings invaluable insight and perspective to the Company’s strategic development.

David L. Pugh, a director nominee, retired in 2011 as President and Chief Executive Officer and Chairman of the Board of Applied Industrial Technologies (“Applied”), a leading distributor of industrial products and services. Mr. Pugh joined Applied in 1999 as President and Chief Operating Officer. Prior to joining Applied, Mr. Pugh served as Senior Vice President of the Industrial Control Group of Rockwell International Corporation, a provider of industrial automation control and information solutions, which he joined in 1994. Prior to joining Rockwell, Mr. Pugh held various positions in sales, marketing and operations at Square D Company and Westinghouse Electric. Mr. Pugh serves on the board of directors of Hexcel Corporation, a publicly held company and a leading producer of advanced composites. Mr. Pugh also serves on the board of directors of R.W. Beckett Corporation, a premiere manufacturer of oil and gas burners. Mr. Pugh offers to the board valuable bearing experience and executive leadership as well as specialized operational experience in global bearing distribution. Additionally, Mr. Pugh brings to the Board his previous experience on the board of directors of a publicly held company.

Steven T. Warshaw has been a member of the Board since 1997. Mr. Warshaw retired in 2005 from M Cubed Technologies, a developer and manufacturer of advanced composite materials and ultra-precise electronic components and modules. Mr. Warshaw had served as President and Chief Executive Officer of M Cubed Technologies since July 2002. Prior to this position, he served as President of Hexcel Schwebel, a global producer of advanced structural materials, from April 2000 to November 2001. Mr. Warshaw served from February 1999 as Senior Vice President of Photronics, Inc., a global supplier to the semiconductor industry. From 1996 to 1999, he served as President of Olin Microelectronic Materials, a company supplying technologically advanced chemicals, products, and services to semiconductor manufacturers. Mr. Warshaw serves on the board of directors of Park Electrochemical Corp., a publicly held company. Mr. Warshaw brings considerable executive experience as well as providing the benefit of service on the board of directors of a publicly traded company. Mr. Warshaw has extensive knowledge and brings insights and perspectives from positions he has held in important areas, including global operations, product development, marketing and executive compensation.

Robert E. Brunner was appointed to the Board on March 22, 2012. Mr. Brunner has served as Executive Vice President of Illinois Tool Works, Inc., an international manufacturer of highly engineered fasteners and components, equipment and consumable systems and specialty products, from 2006 until his retirement was announced in 2011. Prior to this position, Mr. Brunner held the position of President, Global Automotive Fasteners from 2005 to 2006 and President, North American Automotive Fasteners from 2003 to 2005. Prior to this position, Mr. Brunner held a variety of positions within Illinois Tool Works, Inc. including positions in general management, operations management and sales & marketing. Mr. Brunner serves on the board of directors of Leggett & Platt, Incorporated, a publicly held company and a diversified manufacturer of engineered components and products. Mr. Brunner’s brings to the Board broad industry knowledge, executive leadership experience and extensive experience with mergers and acquisitions. Additionally, his public company board experience will be a valuable addition to the Board.

Compensation of Directors

Directors who are not employees of the Company are paid an annual retainer of $30,000 and a fee of $1,500 for each Board meeting attended, $1,000 for each committee meeting attended, and $500 for each teleconference meeting attended. Additionally, the Chair of the Audit Committee is paid an annual retainer of $9,000 and the Chair of the Governance Committee and the Chair of the Compensation Committee are paid an annual retainer of $5,000, respectively. Directors who are employees of the Company do not receive any compensation for their service as directors. Directors may elect to defer some or all of the compensation they are provided by the Company. Additionally, the Compensation Committee has from time to time granted stock options to the non-employee directors. The Company also reimburses all directors for out-of-pocket expenses incurred in attending Board and committee meetings. Director compensation is reviewed and approved by the Compensation Committee.

The table below provides information about the compensation our non-employee directors received during 2011.

Director Compensation Table For 2011

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Robert M. Aiken, Jr.	35,100	45,216	36,060	—	—	—	116,376
Richard G. Fanelli	53,050	45,216	36,060	—	(11,868)	—	122,458
G. Ronald Morris	55,550	45,216	36,060	—	(7,280)	—	129,546
Steven T. Warshaw	52,550	45,216	36,060	—	—	—	133,826
Michael E. Werner	48,750	45,216	36,060	—	8,034	—	138,060

(1)	Amounts represent the aggregate grant date fair value, as computed in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, of 3,200 restricted shares of stock awarded Messrs. Aiken, Fanelli, Morris, Warshaw and Werner. Mr. Aiken passed away on March 10, 2012. Upon Mr. Aiken’s passing, all unvested options and unvested restricted stock became 100% vested and transferred to his estate. On May 26, 2011, the Company awarded 75,100 restricted shares to five non-employee directors and seven executive officers and other key employees. These shares vest over a period of three years beginning on the first anniversary of the date of grant.
(2)	Amounts represent the aggregate grant date fair value, as computed in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, of 6,000 options to purchase the Company’s stock awarded Messrs. Aiken, Fanelli, Morris, Warshaw and Werner. Mr. Aiken passed away on March 10, 2012. Upon Mr. Aiken’s passing, all unvested options and unvested restricted stock became 100% vested and transferred to his estate. On May 26, 2011, the Company awarded 201,000 options to purchase the Company’s stock to five non-employee directors and eight executive officers and other key employees. The options granted to directors vest 100% on the first anniversary of the date of grant. The assumptions used to calculate the value of these option awards are set forth under Note 9 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, filed with the Commission on March 15, 2012.

The following table sets forth information with respect to nonqualified deferred compensation during 2011.

Nonqualified Deferred Compensation For 2011

Name	Director Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)

Robert M. Aiken, Jr.	—	—	—	—	—
Robert E. Brunner	—	—	—	—	—
Richard G. Fanelli	—	—	(11,868)	—	75,330
G. Ronald Morris	—	—	(7,280)	—	374,014
Steven T. Warshaw	—	—	—	—	—
Michael E. Werner	—	—	8,034	—	357,314

Committees of the Board

Audit Committee. The Audit Committee consists of G. Ronald Morris who serves as Chair, Steven T. Warshaw and Robert E. Brunner. Mr. Aiken passed away on March 10, 2012. All members of the Audit Committee are independent as defined in the NASDAQ rules and Mr. Morris has been designated as the “audit committee financial expert” as defined by Item 407(d) of Regulation S-K. Among other matters described in its charter, the Audit Committee is responsible for engaging the registered independent public accounting firm to conduct the annual audit of the books and accounts of the Company and for reviewing the effectiveness of the internal auditing, accounting and financial controls of the Company with the registered independent public accounting firm and the Company’s internal financial and accounting staff. The Audit Committee originally adopted a written charter in June 2000. This charter, which has been amended, is subject to review and reassessment at least annually. This revised charter is included on the Company’s website at www.nnbr.com. The Audit Committee met five times in 2011.

Compensation Committee. The Compensation Committee consists of Steven T. Warshaw who serves as Chair, Michael E. Werner and Richard G. Fanelli. All members of the Compensation Committee are independent as defined by NASDAQ rules. The Compensation Committee annually reviews and approves corporate goals and objectives relative to the Chief Executive Officer evaluation, compensation and performance. Additionally, the Compensation Committee is responsible for reviewing and approving the Company’s executive compensation policies and practices and supervising the administration of the Company’s employee benefit plans, including the 2005 NN, Inc. Stock Incentive Plan and the 2011 Stock Incentive Plan. In April 2003, the Compensation Committee presented to the Board and the Board approved a written charter. This charter, which has been amended, is subject to review and reassessment at least annually. This revised charter is included on the Company’s website at www.nnbr.com. The functions of the Compensation Committee are discussed in further detail in the section entitled “Compensation Committee Report” herein. The Compensation Committee met three times in 2011.

Governance Committee. The Governance Committee was formed in 2002. The Committee consists of Richard G. Fanelli who serves as Chair, Michael E. Werner, G. Ronald Morris and Robert E. Brunner. All members of the Governance Committee are independent as defined by NASDAQ rules.

As provided in its charter, the Governance Committee is responsible for reviewing and recommending qualified candidates for membership on the Board. The Governance Committee seeks input from the Chairman, other board members, and professional search firms, if applicable. In 2011, the Governance Committee retained the services of an executive and director search firm to aid in the identification and evaluation of qualified board candidates. Mr. Pugh and Mr. Brunner were first identified as possible director candidates by this search firm and then recommended to the Board by our Governance Committee. The Governance Committee will also consider and evaluate any qualified candidates recommended by shareholders. In accordance with the Board’s governance principles, the Governance Committee seeks to establish a board of directors that will bring to the Company a broad and diverse range of experience, knowledge and professional judgment. The Governance Committee believes that the Board should have collective competency, knowledge and experience with respect to corporate governance, business, finance and accounting, economics, industry knowledge, manufacturing, technology, legal and government affairs, risk management and international operations, among other things.

A candidate’s competencies, experience and knowledge should enable him or her to contribute significantly to the governance of a complex, multi-million dollar business enterprise. The candidate should be independent in judgment and not represent the interests of particular constituencies. The Governance Committee will review a candidate’s qualifications and any potential conflicts they may have with the Company’s interests. In evaluating director nominees, including candidates submitted by shareholders, the Governance Committee will consider the candidate’s experience, integrity, ability to make independent analytical inquiries, understanding of the Company’s business environment and willingness to devote adequate time to Board duties. The Governance Committee will also consider whether a candidate meets the definition of “independent director” under NASDAQ rules.

Shareholders who wish to recommend director candidates for the 2013 Annual Meeting of Shareholders should notify the Secretary in writing at NN, Inc., 2000 Waters Edge Drive, Building C, Suite 12, Johnson City, Tennessee 37604. This notification must be received by the Company by December 15, 2012 and must provide information about the nominee’s qualifications for board membership. This requirement does not apply to the deadline for submitting shareholder proposals for inclusion in the Proxy Statement (see “Submission of Shareholder Proposals” on page 2), nor does it apply to questions a shareholder may want to ask at the 2013 Annual Meeting. The Governance Committee Charter lists the qualifications against which a nominee will be judged. A copy of the Charter can be obtained by writing to the Secretary at the address set forth above. Alternatively, a copy of the Charter is available on the Company’s website, www.nnbr.com. The Governance Committee will evaluate any director candidate nominated by shareholders according to the criteria discussed above and, based on the results of that evaluation, will determine whether to include the candidate in its recommended slate of director nominees in the Proxy Statement. No shareholder or group of shareholders who beneficially owned more than 5% of the Common Stock for at least one year at the time of such recommendation have recommended candidates for election to the Board.

The Company retains discretion to vote proxies it receives with respect to director nominations or any other business proposals received after December 15, 2012. The Company retains discretion to vote proxies it receives with respect to such proposals received prior to December 15, 2012 provided (a) the Company includes in its proxy statement advice on the nature of the proposal and how it intends to exercise its voting discretion, and (b) the proponent does not issue its own proxy statement.

Additionally, the Governance Committee is responsible for overseeing the process of providing information to the Board, developing corporate governance principles applicable to the Company, and providing oversight and reviewing the Board on an annual basis. In October 2002, the Governance Committee adopted a statement of Principles of Corporate Governance. In April 2003, the Governance Committee presented to the Board and the Board approved a written charter. This charter, which has been amended, is subject to review and reassessment at least annually. This revised charter is included on the Company’s website at www.nnbr.com. The Governance Committee met five times in 2011.

Board Leadership

The Board is responsible for overseeing that the business of the Company is managed to meet the Company’s strategic goals and objectives and that the long-term interests of shareholders are served. The Board’s leadership structure includes very active and engaged independent directors. The Chairman of the Governance Committee approves the agenda for each Board meeting and presides over each executive session of independent directors which is held at each Board meeting. Each of the committees of the Board are chaired and comprised solely of independent Board members.

Roderick Baty currently serves as both the Chairman of the Board and the President and Chief Executive Officer of the Company. The Board believes that combining the chairman and chief executive officer positions is the most efficient and effective leadership structure for the Company. As Chief Executive Officer, Mr. Baty is closely involved in the day-to-day operations of the Company. The Board feels that due to this close involvement, Mr. Baty’s comprehensive knowledge of the Company’s business and industry and his ability to develop and implement strategic initiatives puts him in the best position to assess and evaluate critical strategic and business issues for further consideration and action by the independent Board given the size of the Company and the Board.

The current leadership structure does not include a lead director, as the Board believes the current structure promotes a high level of open communication and involvement of all the Board’s independent members and committees and provides an effective balance for the management of the Company in the best interests of shareholders.

Board Oversight of Risk

The Board as a whole has responsibility for risk oversight. This oversight responsibility of the Board and its committees is enabled by management reporting processes that are designed to provide maximum visibility to the Board of the identification and assessment of critical risks and management’s risk mitigation strategies. The Board and its committees oversee risks associated with their respective principal areas of focus. The Board is responsible for strategic, financial and execution risks and exposures associated with the annual operating plan, the five-year strategic plan, acquisitions and divestitures, senior management succession planning and general risk oversight. The Audit Committee is responsible for risk and exposures associated with financial, accounting, legal and regulatory matters. The Audit Committee oversees that management has established a process to assure an adequate system of internal controls and maintains the reliability of the accounting policies and financial reporting and disclosures of the Company. The Company’s Vice President and Chief Compliance Officer is responsible for corporate risk management and reports directly to the Audit Committee on financial, accounting and regulatory matters. The Governance Committee is responsible for the oversight of corporate governance and the selection of the candidates for the Board and the evaluation of the Board members. The Compensation Committee is responsible for evaluating, approving and monitoring the executive compensation plans, policies and programs of the Company and to oversee other significant human resource issues. Additionally, the Compensation Committee is responsible for reviewing and overseeing the management of any risk related to the Company’s compensation plans, policies and programs. The Compensation Committee reviews such risks annually and in connection with discussions of various compensation developments and benefits throughout the year.

Attendance at Board and Committee Meetings

The Board held 11 meetings in 2011. All current directors with the exception of Mr. Aiken attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which they served. While the Company does not have a policy requiring attendance by directors at the Annual Meeting, all of the current directors, with the exception of Mr. Brunner, who was not yet appointed to the Board at that time, attended the 2011 Annual Meeting.

Communicating with the Board

Interested parties may contact the Board by sending correspondence to NN, Inc., Attention: Secretary, 2000 Waters Edge Drive, Building C, Suite 12, Johnson City, Tennessee 37604. Any mail received by the Secretary with the exception of improper commercial solicitations will be forwarded to the members of the Board (or committee members, as appropriate) for their further action, if necessary.

Beneficial Ownership of Common Stock

Security Ownership of Management

The following table shows, as of March 26, 2012, the beneficial ownership of Common Stock by each director and nominee, each Named Executive Officer, and all directors and executive officers as a group, in each case as reported to the Company by such persons.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned (2)		Percentage Beneficially Owned (2)

Roderick R. Baty	273,295	(3)	1.6%
James H. Dorton	93,600	(4)	*
Frank T. Gentry III	125,194	(5)	*
Jeffrey H. Hodge	55,085	(6)	*
James R. Widders	9,400	(7)	*
Robert M. Aiken, Jr.	88,200	(8)	*
Robert E. Brunner	3,200	(9)	*
Richard G. Fanelli	53,400	(10)	*
G. Ronald Morris	106,400	(11)	*
David L. Pugh	—	(12)	*
Steven T. Warshaw	83,400	(13)	*
Michael E. Werner	86,687	(14)	*

All directors and executive officers as a group (15 persons)	1,288,475		7.6%

*	Less than 1%
(1)	The address of the beneficial owner is c/o NN, Inc., 2000 Waters Edge Drive, Building C, Suite 12, Johnson City, Tennessee 37604.
(2)	Computed in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended. Includes shares of Common Stock subject to options exercisable within 60 days of March 26, 2012 and shares of restricted stock for which the indicated persons have sole voting power, but not sole investment power.
(3)	Includes 202,500 shares of Common Stock subject to presently exercisable options and 20,400 shares of restricted stock.
(4)	Includes 69,500 shares of Common Stock subject to presently exercisable options and 12,600 shares of restricted stock.
(5)	Includes 87,033 shares of Common Stock subject to presently exercisable options, 12,600 shares of restricted stock and 8,561 shares of Common stock owned by Mr. Gentry’s spouse.
(6)	Includes 33,000 shares of Common Stock subject to presently exercisable options and 9,400 shares of restricted stock and 685 shares of Common stock owned by Mr. Hodge’s spouse.
(7)	Includes 9,400 shares of restricted stock.
(8)	Includes 71,000 shares of Common Stock subject to presently exercisable options and 3,200 shares of restricted stock. Upon Mr. Aiken’s passing, all unvested options and unvested restricted stock became 100% vested and transferred to his estate. The options will expire at the end of 24 months.
(9)	Mr. Brunner was appointed to the Board on March 22, 2012. Includes 3,200 shares of restricted stock.
(10)	Includes 35,000 shares of Common Stock subject to presently exercisable options and 6,400 shares of restricted stock.
(11)	Includes 65,000 shares of Common Stock subject to presently exercisable options and 6,400 shares of restricted stock.
(12)	Mr. Pugh is a nominee to the Board.
(13)	Includes 65,000 shares of Common Stock subject to presently exercisable options and 6,400 shares of restricted stock.
(14)	Includes 65,000 shares of Common Stock subject to presently exercisable options, 6,400 shares of restricted stock and 5,287 shares of Common stock owned by Mr. Werner’s spouse.

Security Ownership of Certain Beneficial Owners

The following table sets forth the number of shares of the Company’s Common Stock beneficially owned by the only parties known to the Company’s management to own more than 5% of the Company’s Common Stock, based on 16,948,632 shares of Common Stock outstanding on December 31, 2011.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percentage Beneficially Owned

Dimensional Fund Advisors LP 1299 Ocean Avenue Santa Monica, CA 90401	1,308,749	(1)	7.8%

First Trust Advisors LP 120 East Liberty Drive, Suite 400 Wheaton, IL 60187	1,146,552	(2)	6.8%

Royce & Associates, LLC 1414 Avenue of the Americas New York, NY 10019	1,088,001	(3)	6.5%

Systematic Financial Management LP 300 Frank W. Burr Blvd., Glenpointe East, 7th Floor Teaneck, NJ 07666	1,030,489	(4)	6.1%

Black Rock, Inc. 40 East 52nd Street New York, NY 10022	1,024,215	(5)	6.1%

LSV Asset Management 155 N. Wacker Drive, Suite 4600 Chicago, IL 60606	915,900	(6)	5.5%

(1)	Amount based on Schedule 13G filed on February 14, 2012 with the SEC by Dimensional Fund Advisors LP.
(2)	Amount based on Schedule 13G filed jointly on February 9, 2012 with the SEC by First Trust Portfolios, LP, First Trust Advisors LP and the Charger Corporation.
(3)	Amount based on Schedule 13G filed on February 9, 2012 with the SEC by Royce & Associates, LLC.
(4)	Amount based on Schedule 13G filed on February 15, 2012 with the SEC by Systematic Financial Management LP.
(5)	Amount based on Schedule 13G filed on February 9, 2012 with the SEC by BlackRock, Inc.
(6)	Amount based on Schedule 13G filed on February 3, 2012 with the SEC by LSV Asset Management.

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Securities Exchange Act of 1934, as amended, each of the Company’s directors and executive officers, and any beneficial owner of more than 10% of the Common Stock, is required to file with the SEC initial reports of beneficial ownership of the Common Stock and reports of changes in beneficial ownership of the Common Stock. These persons also are required by SEC regulations to furnish the Company with copies of all filed reports.

Based solely on its review of the copies of these reports furnished to the Company for the year ended December 31, 2011, the Company is not aware of any instance of noncompliance with Section 16(a) by its directors, executive officers or owners of more than 10% of the Common Stock.

Compensation Discussion and Analysis

Compensation Principles

The goal of the Company is to structure its compensation arrangements for executive officers in a manner that will promote the Company’s profitability and enhance long-term shareholder value. In designing its compensation arrangements to achieve this goal, the Company is guided by the following objectives:

•	attracting and retaining qualified and dedicated executives who are essential to the long-term success of the Company;

•	providing compensation packages that are competitive with the compensation arrangements offered by comparable companies, including the Company’s competitors;

•	tying a significant portion of an executive officer’s compensation to the Company’s and the individual’s performance; and

•	directly aligning the interests of management with the interests of the shareholders through stock-based compensation arrangements.

In 2011, the components of the Company’s executive compensation arrangements consisted of salary, bonus opportunities, stock option award opportunities and restricted stock opportunities pursuant to the 2005 Stock Incentive Plan and the 2011 Stock Incentive Plan.

Risk Considerations

The Company structures its executive compensation arrangements in order to encourage executives to take appropriate risks designed to enhance Company performance and increase shareholder value in the long-term. The Company believes that providing a balanced mix of stock-based and cash compensation arrangements tied to both Company and individual performance goals provides an appropriate balance of incentives for executives and helps to avoid the taking of inappropriate risks. The Compensation Committee has assessed our compensation objectives, principles and forms of equity and cash based benefits for all employees, including executives, and has concluded that the Company’s compensation program and principles do not create risks that are likely to have a material adverse effect on the Company.

Executive Officer Compensation

The Company believes the interests of the Company and its shareholders are best served by developing and maintaining compensation policies that are consistent and competitive with peer group companies. The Company, therefore, periodically retains the services of an outside compensation consulting firm to conduct peer group benchmarking of public industrial companies of similar size, manufacturing capabilities and market segments and utilizes this information to aid in establishing a competitive compensation program for the Company. The following criteria are utilized as a basis for this program: performance (revenue growth, earnings per share growth, return on net assets, return on equity and total shareholder return), executive pay, bonus, benefits, and awards under the long-term stock incentive plan. The most recent benchmarking study conducted by Mercer, an outside consulting firm, in April 2010 included the following companies: WHX Corporation, Kaydon, Keystone Consolidated Industries, Haynes International Inc., Cascade Corporation, Ampco-Pittsburgh Corp., Gorman-Rupp Co., RBC Bearings Inc., MFRI Inc., Hardinge Inc., Flow Int’l Corp., Starett (L.S.), Universal Stainless & Alloy Products, and Northwest Pipe Company. Additionally, the study utilized relevant published compensation surveys to develop total market data for executive management positions within the Company.

The current executive compensation structure includes a formal salary grade structure that establishes five levels of executive compensation within the Company. In addition, a formal annual incentive bonus plan includes threshold, target and maximum awards based upon pre-established financial performance criteria.

Salary

The salary levels for the Company’s executive officers and other direct reports of the Chief Executive Officer are reviewed and determined annually by the Compensation Committee. Salaries are established and adjusted based upon three factors: individual performance, financial performance of the Company, and peer group and total market data established by the compensation studies performed by an outside compensation consulting firm. It is the policy of the Company to compensate executives in a targeted range of approximately the 50th percentile of market of total direct compensation. Direct compensation is defined as base salary, bonus and awards under the long-term stock incentive plans.

Non-equity Incentive Plan Compensation

Annual non-equity incentive plan compensation payments are made contingent on achieving certain goals and objectives as defined in a formalized plan. Normally, at the beginning of each fiscal year, the Compensation Committee establishes net income goals for each operating business unit and the consolidated results of the Company based upon the Board-approved annual business plan. The Compensation Committee then sets certain threshold, target and maximum bonus payment percentages for each executive officer dependent upon the executive’s salary level and base compensation. The Compensation Committee, at its discretion, may make adjustments to the net income goals and set additional strategic goals based on certain factors as it feels appropriate and may grant bonuses using other criteria at its sole discretion.

The Compensation Committee established a plan that allowed for payment of non-equity incentive plan compensation to all executive officers at certain target or threshold percentage levels contingent upon the Company reaching a goal of consolidated net income from normal operations of $18.1 million for the fiscal year of 2011.

The bonuses paid to Named Executive Officers for 2011 are set forth in the Summary Compensation Table.

Stock Incentive Plans

The 2005 Stock Incentive Plan (“2005 Plan”), which was adopted by the Board on April 8, 2005 and approved by the shareholders on May 18, 2005, reserves 1.0 million shares of Common Stock for the issuance of options and stock appreciation rights and 300,000 shares of restricted stock, restricted stock units, performance shares and stock awards to directors, executive officers and other key employees. The 2005 Plan replaced the prior incentive plan which was adopted on March 2, 1994 and expired on March 2, 2004. Stock options granted under the former plan prior to its expiration are exercisable upon vesting for a period of ten years after the date of grant.

The 2011 Stock Incentive Plan (“2011 Plan”), which was adopted by the Board on March 24, 2011 and approved by the shareholders on May 19, 2011 reserves an aggregate of 2.5 million shares of Common Stock for the issuance of options, stock appreciation rights, shares of restricted stock, restricted stock units, performance shares and stock awards to directors, executive officers and other key employees.

Stock options and restricted share grants to the Company’s executive officers and other key employees are generally reviewed and determined annually by the Compensation Committee. With respect to options and restricted shares awarded, the Committee considers the following: recommendations from the independent compensation review, Mr. Baty’s recommendations (other than for himself), interests of the Company in rewarding officers and other key employees for superior performance, and the need for financial incentives for officers and employees to continue to perform in a superior manner. During 2011, the Company awarded 216,000 options and 75,100 shares of restricted shares to eight executive officers, five non-employee directors and other key employees. Currently, there are 66,949 shares remaining under the 2005 Plan and 2,192,350 shares under the 2011 Plan.

Compensation of the Chief Executive Officer

The Company’s decisions regarding compensation of its Chief Executive Officer are guided by the same policies and considerations that govern compensation of the Company’s other executive officers. Mr. Baty’s salary is established and adjusted based upon three factors: individual performance, financial performance of the Company, and peer group and total market data established by compensation studies performed by an outside compensation consulting firm. The Compensation Committee reviews and evaluates Mr. Baty’s individual performance annually on the basis of his actual performance in comparison to written financial and strategic objectives established at the beginning of the year by Mr. Baty and the Compensation Committee. The Compensation Committee also evaluates Mr. Baty based upon the financial performance of the

Company as compared to the Company’s annual business plan and compares Mr. Baty’s compensation to the peer companies at the 50th percentile of market of total direct compensation. Direct compensation is defined as base salary, bonus and awards under the long-term stock incentive plans. Additionally, on an annual basis, Mr. Baty prepares a written succession plan that is reviewed by the Compensation Committee. This plan includes a plan of succession for Mr. Baty and the executive management of the Company.

The Role of Advisory Vote on Executive Compensation.

The Company provides its shareholders with the opportunity to cast an annual advisory vote to approve executive compensation. At the 2011 Annual Meeting, an overwhelming majority of the votes cast at the meeting voted in favor of approval of the Company’s executive compensation. The Board believes this affirms shareholders’ support of the Company’s approach to executive compensation, and did not change its approach in 2011. The Board will continue to consider the outcome of the annual advisory votes when making future compensation decisions for the Named Executive Officers.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended, precludes any public corporation from taking a deduction for compensation in excess of $1 million paid to its chief executive officer and certain other executive officers. Certain performance-based compensation, however, is exempt from the deduction limit. No formal policy has been adopted by the Company with respect to minimizing the risk that compensation paid to its executive officers will exceed the deduction limit. Although the Compensation Committee uses the requirements of Section 162(m) as a guideline, deductibility is not the sole factor it considers in assessing the appropriate levels and types of executive compensation and it will elect to forgo deductibility when it believes it is in the best interests of the Company and our shareholders.

Executive Compensation

The following table sets forth for the year ended December 31, 2011 information concerning the compensation paid for services rendered in all capacities by the Company to its Chief Executive Officer and Chief Financial Officer and to each of the other three most highly compensated executive officers of the Company whose annual salary and bonus in 2011 exceeded $100,000 (collectively, the “Named Executive Officers”).

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)(5)(6)	Total ($)

Roderick R. Baty	2011	516,615	—	144,126	114,190	312,000	—	21,674	1,108,605
Chairman/Chief	2010	507,011	—	145,860	—	288,000	—	21,674	962,545
Executive Officer	2009	351,312	—	—	34,650	—	—	14,984	400,946

James H. Dorton	2011	300,000	—	89,019	72,120	150,000	—	21,428	632,567
Sr. Vice President –	2010	295,664	—	75,140	—	135,000	—	15,571	521,375
Chief Financial Officer	2009	219,717	—	—	15,400	—	—	9,533	244,650

Frank T. Gentry III	2011	300,000	—	89,019	72,120	157,500	—	21,395	640,034
Sr. Vice President –	2010	329,218	—	75,140	6,072	150,000	—	21,400	581,830
Managing Director,	2009	244,298	—	—	15,540	—	—	14,486	274,324
Metal Bearing Components

Jeffery H. Hodge	2011	210,000	—	66,411	54,090	99,225	—	19,355	449,081
Vice President –	2010	207,489	—	53,040	—	105,000	—	15,772	381,301
General Manager,	2009	165,136	—	—	11,550	—	—	10,118	186,804
U.S. Ball & Roller

James R. Widders	2011	210,000	42,000	66,411	144,240	—	—	17,068	479,719
Vice President –	2010	—	—	—	—	—	—	—	—
General Manager,	2009	—	—	—	—	—	—	—	—
Precision Metal Components

(1)	Amounts represent the grant date fair value, as computed in accordance with the FASB ASC Topic 718, of 10,200, 6,300, 6,300, 4,700 and 4,700 of stock awarded to Messrs. Baty, Dorton, Gentry, Hodge and Widders, respectively. On May 26, 2011, the Company awarded 75,100 shares of the Company’s restricted stock to five non-employee directors, seven executive officers and other key employees. The restricted stock awards to officers and other key employees vest over a period of three years beginning on the first anniversary of the date of grant.
(2)	Amounts represent the grant date fair value, as computed in accordance with the FASB ASC Topic 718, of 19,000, 12,000, 12,000, 9,000 and 9,000 of options to purchase the Company’s stock awarded to Messrs. Baty, Dorton, Gentry, Hodge and Widders. On May 26, 2011, the Company awarded 201,000 options to purchase the Company’s stock to five non-employee directors, eight executive officers and other key employees. On June 2, 2011, the Company granted 15,000 options to purchase shares to Mr. Widders. Options granted to officers and other key employees vest over a period of three years beginning on the first anniversary of the date of grant and are exercisable at the closing market price of the date of grant. The assumptions used to calculate the value of these option awards are set forth under Note 9 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 filed with the Commission on March 15, 2012.
(3)	Generally, bonuses earned in one fiscal year are paid in the first quarter of the next year. Bonuses earned during 2011 were paid in March 2012.
(4)	Amounts include $14,400 for a car allowance for each of Messrs. Baty, Dorton, Gentry, Hodge and Widders.
(5)	Amounts include $4,900, $4,900, $4,900, $4,200 and $2,668 in Company-matched contributions under a “401(k)” savings plan for Messrs. Baty, Dorton, Gentry, Hodge and Widders, respectively. This 401(k) savings plan is open to substantially all of the Company’s U.S. employees and officers who have met certain service and age requirements.
(6)	Amounts include $2,374, $2,128, $2,095 and $755 in premiums paid by the Company for supplemental life insurance for the benefit of Messrs. Baty, Dorton, Gentry and Hodge, respectively.

The following table sets forth information with respect to options granted during 2011 to the Named Executive Officers.

Grants of Plan-Based Awards For 2011

		Estimated Future payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value Of Stock and Option
Name	Grant Date	Threshold ($)	Target($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)	Units (#)(1)	Options (#)(2)	Awards ($/sh)	Awards ($)

Mr. Baty	2011	—	—	—	—	—	—	10,200	19,000	6.01	258,316
Mr. Dorton	2011	—	—	—	—	—	—	6,300	12,000	6.01	161,139
Mr. Gentry	2011	—	—	—	—	—	—	6,300	12,000	6.01	161,139
Mr. Hodge	2011	—	—	—	—	—	—	4,700	9,000	6.01	120,501
Mr. Widders	2011	—	—	—	—	—	—	4,700	24,000	6.01	210,651

(1)	On May 26, 2011, the Company awarded 75,100 shares of stock to five non-employee directors, seven executive officers and other key employees. The restricted stock awards to officers and other key employees vest over a period of three years beginning on the first anniversary of the date of grant.
(2)	On May 26, 2011, the Company awarded 201,000 stock options to five non-employee directors, eight executive officers and other key employees. On June 2, 2011, the Company awarded 15,000 stock options to Mr. Widders. The options granted to officers and other key employees vest over a period of three years beginning on the first anniversary of the date of grant and are exercisable at the closing market price of the date of grant. The assumptions used to calculate the value of these option awards are set forth under Note 9 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, filed with the Commission on March 15, 2012.

The following table sets forth information with respect to outstanding equity awards as of December 31, 2011.

Outstanding Equity Awards at Fiscal Year-End 2011

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Mr. Baty	40,000	—	—	12.62	3/1/2014	—	—	—	—
	35,000	—	—	11.61	8/19/2015	—	—	—	—
	26,250	—	—	11.50	8/14/2016	—	—	—	—
	26,250	—	—	12.12	5/25/2017	—	—	—	—
	30,000	—	—	9.36	3/6/2018	—	—	—	—
	30,000	15,000	—	1.30	3/25/2019	—	—	—	—
	—	19,000	—	14.13	5/26/2021	—	—	—	—
	—	—	—	—	—	10,200	144,126

Mr. Dorton	15,000	—	—	11.61	8/19/2015	—	—	—	—
	11,250	—	—	11.50	8/14/2016	—	—	—	—
	11,250	—	—	12.12	5/25/2017	—	—	—	—
	12,000	—	—	9.36	3/6/2018	—	—	—	—
	13,334	6,666	—	1.30	3/25/2019	—	—	—	—
	—	12,000	—	14.13	5/26/2021	—	—	—	—
	—	—	—	—	—	6,300	89,019

Mr. Gentry	16,000	—	—	12.62	3/1/2014	—	—	—	—
	15,000	—	—	11.61	8/19/2015	—	—	—	—
	11,250	—	—	11.50	8/14/2016	—	—	—	—
	11,250	—	—	12.12	5/25/2017	—	—	—	—
	12,000	—	—	9.36	3/6/02018	—	—	—	—
	13,334	6,666	—	1.30	3/25/2019	—	—	—	—
	766	1,534	—	4.42	3/16/2020	—	—	—	—
	—	12,000	—	14.13	5/26/2021	—	—	—	—
	—	—	—	—	—	6,300	89,019

Mr. Hodge	3,000	—	—	11.50	8/14/2016	—	—	—	—
	6,000	—	—	12.12	5/25/2017	—	—	—	—
	9,000	—	—	9.36	3/6/02018	—	—	—	—
	10,000	5,000	—	1.30	3/25/2019	—	—	—	—
	—	9,000	—	14.13	5/26/2021	—	—	—	—
	—	—	—	—	—	4,700	66,411

Mr. Widders	—	9,000	—	14.13	5/26/2021	—	—	—	—
	—	15,000	—	12.99	6/2/2021	—	—	—	—
	—	—	—	—	—	4,700	66,411	—	—

(1)	Stock options vest by one-third on each anniversary date over a three-year period beginning on the first anniversary date of grant.
(2)	Restricted shares vest one-third on each anniversary date over a three-year period beginning on the first anniversary date of grant.

The following table sets forth information with respect to option exercises and stock vesting as of December 31, 2011.

Option Exercises and Stock Vested During 2011

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Mr. Baty	75,000	512,152	—	—
Mr. Dorton	—	—	—	—
Mr. Gentry	—	—	—	—
Mr. Hodge	—	—	—	—
Mr. Widders	—	—	—	—

Employment and Change of Control Agreements with Named Executive Officers

Messrs. Baty, Dorton, Gentry, Hodge and Kelly have written employment agreements to serve in their respective positions that extend automatically for successive one-year terms unless either party gives notice of termination. The Company may terminate each executive’s employment with or without cause, but if terminated without cause, the executive would continue to receive his annual salary, paid on a monthly basis, for one year from the date of termination. Additionally, Messrs. Baty, Dorton, Gentry, Hodge and Kelly have a written change of control agreement. These agreements state if an executive’s employment is terminated within two years following a change of control as defined in the document that each executive will receive a lump sum payment equal to a multiple of his annual salary plus a multiple of his median bonus available at his specific target percentage. The multiple for each of the executive officers salary is as follows: Mr. Baty – 2.5, Mr. Dorton – 2.0, Mr. Gentry – 2.0, Mr. Hodge – 2.0, Mr. Kelly – 2.0. The percentage for each of the executive officers bonus is Mr. Baty – 65%, Mr. Dorton – 50%, Mr. Gentry – 50%, Mr. Hodge – 45%, Mr. Widders – 45%. Additionally, a lump sum amount of $12,000 would be paid by the Company to each executive officer for transition costs. Each of Messrs. Baty, Dorton, Gentry, Hodge and Widders has also agreed to a non-competition agreement that ends two years after the conclusion of his employment with the Company.

The following table shows the compensation these officers would have received under the employment agreements had a change in control occurred as of December 31, 2011.

Name	Compensation($)

Mr. Baty	1,988,000
Mr. Dorton	762,000
Mr. Gentry	762,000
Mr. Hodge	526,500
Mr. Widders	526,500

Compensation Committee Report

The Compensation Committee:

•	Has reviewed and discussed the section in this Proxy Statement entitled “Compensation Discussion and Analysis” with management; and

•	Based on the review and discussions referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Members of the Compensation Committee:
Steven T. Warshaw
Richard G. Fanelli
Michael E. Werner

Compensation Committee Interlocks and Insider Participation

All compensation decisions during the fiscal year ended December 31, 2011 for each of the Named Executive Officers were made by the Compensation Committee, consisting of Messrs. Warshaw, Fanelli and Werner, none of whom is or was an officer or employee of the Company during the last fiscal year or prior to the last fiscal year, or had any relationship requiring disclosure pursuant to Item 404 of Regulation S-K.

Audit Committee Report to Shareholders

In accordance with its written charter adopted by the Board, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. Management has the responsibility for preparation of the Company’s financial statements and the registered independent public accounting firm has the responsibility for the audit of those statements. Each member of the Audit Committee meets the independence requirements of the NASDAQ rules.

The Audit Committee has reviewed and discussed with the Company’s management and PricewaterhouseCoopers LLP, the Company’s registered independent public accounting firm, the audited financial statements of the Company for 2011; has discussed with PricewaterhouseCoopers LLP matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T; has received from the registered independent public accounting firm the written disclosures and letter required by PCAOB Rule 3526; and has discussed with the registered independent public accounting firm their independence, including whether PricewaterhouseCoopers LLP’s provision of non-audit services to the Company was compatible with maintaining PricewaterhouseCoopers LLP’s independence. Based on the review and discussions described above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 for filing with the SEC.

The Audit Committee originally adopted a written charter in June 2000. This charter, which has been amended, is subject to review and reassessment at least annually. This revised charter is included on the Company’s website at www.nnbr.com.

Members of the Audit Committee:
G. Ronald Morris
Robert E. Brunner
Steven T. Warshaw

Certain Relationships and Related Transactions

Except as described below, the Company did not engage in any transaction with a related person as defined under the rules of the SEC. While the Board currently does not have a written policy with respect to approval of transactions with related parties, it is the policy of the Board to approve any transactions with related persons. Any approvals would be reflected in the minutes of the meeting of the Board at which the Board approved the transaction. Other than the transaction described below, the Company has not engaged in a related party transaction in the last six years.

As part of the Board-approved acquisition of Whirlaway Corporation on November 30, 2006, the Company entered into operating leases covering two of the Whirlaway manufacturing facilities with a company owned by Thomas Zupan, who was an executive officer of the Company during 2011. While still employed by the Company, Mr. Zupan is no longer an executive officer of the Company. The terms of the leases are at prevailing market rates of the rental market in which the facilities are located. The rent payments in 2010 and 2011 to Mr. Zupan were $0.6 million and $0.6 million, respectively. The total future rental payments will be $0.6 million over one year. The Company is currently negotiating an option to extend the lease.

Annual Report

The Company’s 2011 Annual Report to Shareholders, which includes its Annual Report on Form 10-K for the year ended December 31, 2011, is being mailed together with this Proxy Statement. Exhibits to the Annual Report on Form 10-K may be obtained by contacting the Secretary of the Company at 2000 Waters Edge Drive, Building C, Suite 12, Johnson City, Tennessee 37604.

Notwithstanding anything to the contrary set forth in the Company’s previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the Audit Committee Report, and the Compensation Committee Report (included herein) shall not be incorporated by reference into any such filings.

By Order of the Board of Directors,

William C. Kelly, Jr.
Vice President, Chief Administrative Officer and Secretary

SHAREHOLDERS ARE REQUESTED TO MARK, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. YOUR PROMPT RESPONSE WILL BE HELPFUL, AND YOUR COOPERATION WILL BE APPRECIATED.

NN, INC.

2000 WATERS EDGE DRIVE

BUILDING C, STE. 12

JOHNSON CITY, TN 37604

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M45279-P24308	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

NN, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors	☐	☐	☐

Nominees:
01) Roderick R. Baty
02) David L. Pugh

The Board of Directors recommends you vote FOR the following proposals:						For	Against	Abstain

2.	To approve an advisory resolution on executive compensation.					☐	☐	☐

3.	For ratification of the selection of PRICEWATERHOUSECOOPERS LLP as registered independent public accounting firm.					☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement, Form of Proxy and Annual Report are available at www.proxyvote.com.

M45280-P24308

NN, INC. 2000 Waters Edge Drive, Bldg. C., Ste. 12 Johnson City, TN 37604

SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 17, 2012, AT THE RENAISSANCE CHARLESTON HOTEL, 68 WENTWORTH STREET, CHARLESTON, SC 29401.

The undersigned stockholder hereby appoints William C. Kelly, Jr. and James H. Dorton, each of them, with full power of substitution and revocation, the proxies of the undersigned to vote all shares registered in the name of the undersigned on all matters set forth in the proxy statement and on any other matters that may properly come before the Annual Meeting and all adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES IN ITEM 1 AND FOR ITEMS 2 AND 3.

Continued and to be signed on reverse side